[BANKAMERICA CORPORATION LOGO APPEARS HERE]
                                                                      Exhibit 99

                                                                            NEWS

                                                                    For Release:



Contact:          Mike Zampa
                  (415) 622-4524


                       BANKAMERICA FIRST QUARTER EARNINGS


         SAN FRANCISCO, April 15, 1998 -- BankAmerica Corporation (BAC) today reported first-quarter 1998 diluted earnings per common share of $1.17, up 14 percent from $1.03 for the same period a year ago. Net income for the period was $835 million, up 7 percent from $780 million for the first quarter of 1997. The return on average common equity for the first quarter of 1998 was 17.89 percent, an increase of 139 basis points from the same period in 1997.

         Diluted cash earnings per common share for the first quarter of 1998 were $1.26, up 13 percent from $1.12 for the first quarter of 1997.

         "On Monday, April 13, 1998, BAC and NationsBank Corporation announced a definitive agreement to merge in a stock-for-stock transaction that will create the first truly national United States banking franchise," said David A. Coulter, Chairman and Chief
Executive Officer. "Our earnings announcement shows the tremendous financial strength we contribute to the combined organization.
And, I am pleased to note that NationsBank also reported strong earnings this week. Together we will have the broadest range of products, delivered by the best people through the most extensive distribution system in the nation."

         Coulter cited the following notable events that took place during 1998:

         o  An agreement to sell BankAmerica Housing Services;

         o An announcement that BAC would sell its consumer branch and small business operations in Texas. However,
            given  the   position that  NationsBank has in Texas,
            BAC will stop the sale and we will look at how to integrate the combined operations.

                                   - more -

         o  The securitization of $750 million of credit card receivables;

         o The sale of $6.3 billion of residential first mortgages and $0.9 billion of manufactured housing loans in the secondary market;

         o The issuance of $350 million of tax-advantaged trust originated preferred securities;

         o The extension of the stock repurchase program authorizing the repurchase of an additional $3.5 billion of common stock and the redemption of an additional $450 million of preferred stock by the end of 1999. However, due to the announced decision to merge with NationsBank, the common stock repurchase program has been suspended.

FINANCIAL HIGHLIGHTS:

         o Net interest income for the first quarter of 1998 was down $94 million from the same period in 1997. BAC's net interest margin for the first quarter of 1998 was
            3.84 percent, down 33 basis points from the comparable period in 1997. The decreases in net interest income and net interest margin were both due in part to growth in credit card securitizations and continued higher funding costs.

         o Noninterest income for the first quarter of 1998 was $1,813 million, an increase of $443 million, or 32 percent, from the same period in 1997. The first-quarter 1998 amount included growth in other fees and commissions of $187 million, primarily attributable to the acquisition of Robertson Stephens and Company in the fourth quarter of 1997, higher loan servicing fees, and higher financial services fees. In addition, income from equity investment activities increased $84 million, and trading income rose $63 million. Furthermore, the net gain on sales of loans and on available-for-sale debt securities increased $56 million and $48 million, respectively.

         o Noninterest expense for the first quarter of 1998 was $2,288 million, an increase of $255 million from the same period in 1997. This increase was largely attributable to increased salaries expense of $211 million, primarily due to the acquisition of Robertson Stephens and Company and higher variable pay related to improved trading results.

                                    - Page 2 -

         o The provision for credit losses was $245 million for the first quarter of 1998, up $25 million from the previous quarter and from the first quarter of 1997. Net credit losses were $239 million for the first quarter of 1998, an increase of $35 million from the first quarter of 1997.

         o Nonaccrual assets were $1,036 million at March 31, 1998, an increase of $137 million, or 15 percent, from December 31, 1997. The increase was primarily associated with Asian borrowers.

         o In connection with BAC's ongoing efforts to effectively manage capital, BAC repurchased 8.3 million shares of its common stock during the first quarter of 1998 at an average per-share price of $72.62, which reduced stockholders' equity by approximately $600 million. These shares were repurchased on the open market over 54 trading days and represented approximately 7 percent of the total volume of BAC common stock traded on those days. Remaining buyback authority for common stock under the current repurchase program totaled $4.7 billion at March 31, 1998. Due to the announced decision to merge with NationsBank, the common stock repurchase program has been suspended.

         This press release contains forward-looking statements conveying management's expectations as to the future. These statements are subject to uncertainties, including those discussed in "Forward-Looking Statements" in BAC's most recent report on Form 10-K, that may cause actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


                          (end of text, tables follow)


 This earnings report and other material of interest to investors can be found on the shareholder resources section of BankAmerica's Internet web site
                    http://www.BankAmerica.com/shareholder


                                   - Page 3 -

                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                    TABLE 1
                    SUMMARY OF RESULTS AND STATISTICAL DATA


                                                First      Fourth       First
     (dollar amounts in millions,             Quarter     Quarter     Quarter
     except per share data)                      1998        1997        1997
                                              -------     -------     -------

 1  Net income                                  $ 835       $ 812       $ 780
 2  Earnings per common share                    1.21        1.15        1.05/a/
 3  Diluted earnings per common share            1.17        1.12        1.03/a/

    Rate of return (based
      on net income) on:
 4    Average common equity                     17.89%      16.68%      16.50%
 5    Average total assets                       1.28        1.24        1.25
 6  Net interest margin/b/                       3.84        3.91        4.17

 7  Full-time-equivalent staff
      at period end (in thousands)               76.5        77.0        77.3
 8  Employees at period
      end (in thousands)                         89.9        90.5        91.9

--------------------------------------------------------------------------------

/a/ Restated to reflect the implementation of Statement of Financial Accounting
    Standards No. 128, "Earnings per Share" (SFAS No. 128) and a two-for-one stock split effective June 2, 1997.
/b/ The net interest margin is computed on a tax-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $5 million, $5 million, and $6 million, for the first quarter of 1998, the fourth quarter of 1997, and the first quarter of 1997, respectively.

                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                    TABLE 2
                               SUMMARY OF RESULTS
                    EXCLUDING AMORTIZATION OF INTANGIBLES/a/

                                          First         Fourth          First
     (dollar amounts in millions,       Quarter        Quarter        Quarter
     except per share data)                1998           1997           1997
                                        -------        -------        -------

 1   Net income excluding
        amortization of intangibles      $  902         $  879         $  846
 2   Diluted cash earnings per
        common share                       1.26           1.21           1.12/b/
 3   Rate of return on average
        common equity                     19.35%         18.09%         17.96%
--------------------------------------------------------------------------------

/a/ For purposes of this table, amortization amounts are related to those intangibles that are deducted from Tier 1 capital under regulatory guidelines. Amortization amounts excluded from this table totaled $67 million, $67 million, and $66 million, for the first quarter of 1998, the fourth quarter of 1997, and the first quarter of 1997, respectively.
/b/ Restated to be consistent with the requirements of SFAS No. 128 and a two-for-one stock split effective June 2, 1997.
================================================================================

                                    TABLE 3
                           TIER 1 CAPITAL GENERATION

                                                                   First Quarter
                                                           ---------------------
     (in millions)                                           1998           1997
                                                           ------         ------
    Tier 1 generation:
 1    Net income                                           $  835        $  780
 2    Amortization of intangibles                              67            66
 3    Common stock issuances and other                        126            99
 4    Trust preferred securities issued                       339           396
                                                           ------        ------
 5      Total generation                                    1,367         1,341

    Tier 1 applications:
 6    Common stock dividends                                 (236)         (216)
 7    Preferred stock dividends                               (10)          (34)
 8    Common stock repurchased                               (600)         (475)
 9    Preferred stock redeemed                                  -          (365)
                                                           ------        -------
10      Total applications                                   (846)       (1,090)

11    Capital attributed to growth
        in risk-weighted assets                              (281)/abc/    (116)
                                                            ------       -------

12      Net capital generated                              $  240       $   135
                                                           ======       =======
--------------------------------------------------------------------------------

/a/ Amount is preliminary.
/b/ Includes BAC's broker/dealer subsidiary.
/c/ Includes the effect of market risk as required by the  regulators  effective
    January 1, 1998.

                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                    TABLE 4
                             STOCK AND CAPITAL DATA

   (dollar amounts in millions,         March 31       Dec. 31       March 31
   except per share data)                   1998          1997           1997
                                       ---------      --------      ---------

 1 Book value per common share          $  28.23      $  27.94       $  26.25/a/
 2 Common stock cash dividends               236           211            216
 3 Preferred stock cash dividends             10            14             34
 4 Number of common shares
     outstanding (in thousands)          682,704       688,057        704,708/a/
 5 Average number of common shares
     outstanding (in thousands)          684,737       690,878        708,585/a/
 6 Average number of diluted
     common shares outstanding
     (in thousands)/b/                   706,481       714,409        726,800/a/
 7 Common equity to total assets            7.26%         7.39%          7.40%
 8 Tier 1 risk-based capital ratio          7.61/cde/     7.53/d/        7.83
 9 Total risk-based capital ratio          11.56/cde/    11.56/d/       11.87
10 Tier 1 risk-based capital            $ 17,762/cde/ $ 17,291/d/    $ 17,319
11 Total risk-based capital               27,008/cde/   26,554/d/      26,251
12 Risk-weighted assets                  233,553/cde/  229,705/d/     221,071
--------------------------------------------------------------------------------

/a/ Restated to reflect a two-for-one stock split effective June 2, 1997.
/b/ Reflects the implementation of SFAS No. 128.
/c/ Includes  the effect of market risk as required by the regulators effective
    January 1, 1998. The new requirements decreased Tier 1 and total risk-based capital ratios by 4 basis points and 6 basis points, respectively.
/d/ Includes BAC's broker/dealer subsidiary.
/e/ Amounts are preliminary.

================================================================================

                                 TABLE 5
                     SELECTED AVERAGE BALANCE SHEET COMPONENTS

                                           First         Fourth          First
                                         Quarter        Quarter        Quarter
   (in millions)                            1998           1997           1997
                                         -------        -------       --------

 1 Available-for-sale securities        $ 12,817       $ 12,878       $ 11,595
 2 Held-to-maturity securities             3,622          3,621          4,108
 3 Loans                                 167,352        166,752        166,529
 4 Earning assets                        219,870        217,098        211,611
 5 Total assets                          263,527        258,588        252,105
 6 Deposits                              171,680        171,303        166,491
 7 Interest-bearing liabilities          188,334        185,360        173,157
 8 Common equity                          18,704         18,968         18,324
 9 Total equity                           19,318         19,774         20,140

                       BANKAMERICA CORPORATION AND SUBSIDIARIES
                                FINANCIAL HIGHLIGHTS

                                      TABLE 6
                                  BUSINESS SECTORS

                                             Three Months Ended March 31, 1998
                                         -------------------------------------
                                        Global       Global
    (dollar amounts                     Retail    Wholesale      All
    in millions)                          Bank         Bank    Other     Total
                                       -------   ----------    -----     -----
 1  GAAP net income available
       to common shareholders            $ 489        $ 315    $  21     $ 825
 2  RAROC economic profit                  217          167       (4)      380
 3  ROIC economic profit                   144          144      (15)      273

 4  Average total assets               118,591      122,852   22,084   263,527
 5  Average total deposits             118,163       50,275    3,242   171,680

 6  GAAP avg. common equity              8,701        9,017      986    18,704
 7  RAROC avg. economic capital          8,055        7,280      841    16,176
 8  ROIC avg. invested capital          11,268        8,391    1,184    20,843

 9  GAAP return on average
       common equity                      23.0%        14.4%     NM       17.9%
10  Risk adjusted return
       on capital                         22.9%        21.3%     NM       21.5%
11  Return on invested capital            17.2%        18.9%     NM       17.3%

12  Expense/revenue                       56.4%        50.3%     NM       55.4%
13  Net interest margin                   5.30%        2.40%     NM       3.84%

                                             Three Months Ended March 31, 1997
                                        --------------------------------------
                                         Global       Global
                                         Retail    Wholesale     All
                                           Bank         Bank   Other    Total
                                        -------   ----------   -----    -----
 1  GAAP net income available
      to common shareholders              $ 409        $ 365   $ (28)   $ 746
 2  RAROC economic profit                   197          121     (52)     266
 3  ROIC economic profit                    134          129     (64)     199

 4  Average total assets                124,279      110,059  17,767  252,105
 5  Average total deposits              113,954       48,179   4,358  166,491

 6  GAAP avg. common equity               9,059        8,022   1,243   18,324
 7  RAROC avg. economic capital           8,369        5,973     901   15,243
 8  ROIC avg. invested capital           12,168        7,089   1,181   20,438

 9  GAAP return on average
      common equity                        18.9%        18.9%    NM      16.5%
10  Risk adjusted return
      on capital                           21.5%        20.2%    NM      19.1%
11  Return on invested capital             16.4%        19.4%    NM      16.0%

12  Expense/revenue                        54.9%        45.7%    NM      53.5%
13  Net interest margin                    6.05%        2.50%    NM      4.17%
--------------------------------------------------------------------------------

See notes following business sectors table.

                            (Continued on Next Page)

                     BANKAMERICA CORPORATION AND SUBSIDIARIES
                               FINANCIAL HIGHLIGHTS

                         NOTES TO BUSINESS SECTORS TABLE


BAC examines the financial performance of its businesses from multiple capital return perspectives to facilitate meeting various decision support needs of managers. Each measure reflects a different level of capital, treatment of intangible assets, and basis for recognition of credit losses. The key return on capital measures are:

- GAAP Return on Average Common Equity - Reflects total common equity allocated to businesses on the basis of their relative share of BAC's total assets and an apportionment of the corporate provision and reserve for credit losses. Income is derived in a manner consistent with externally reported financial statement results. This measure is oriented toward external performance comparisons and does not allocate capital based on the risks inherent in a specific business. Net interest margin and expense to revenue ratios for a business are calculated using the generally accepted accounting principles (GAAP) return on average common equity perspective.

- Risk-Adjusted Return on Capital (RAROC) - Capital is allocated to businesses on the basis of economic capital assignments of credit, country, market/interest rate and business/operating risks. The assignments are based on empirical analysis of the risks that are inherent in the operation of each business. Credit losses reflect the statistically derived expected losses within a given portfolio. Goodwill is not amortized in deriving this measure. This measure includes only the capital necessary to cover the risks of unexpected losses, and represents that which is incrementally attributable to businesses for individual transactions. RAROC is most often used for incremental decision analysis.

- Return on Invested Capital (ROIC) - Risk based economic capital as assigned through the RAROC process described above is increased by an amount equal to the intangibles assigned to a business. Capital is thereby assumed to cover unexpected losses plus an amount of capital necessary to fully fund growth by acquisition. Loan losses in this measure represent net charge-offs. Goodwill is not amortized for purposes of calculating ROIC. The Return on Invested Capital is an all-in return concept based on a quasi-cash derivation of net income. This measure enables managers to evaluate their overall business performance on a comprehensive, fully allocated basis that is oriented toward cash flows.

Interest revenue is adjusted for each return calculation to reflect changes in the debt to equity mix under each measure.

Economic Profit, which reflects net income available to common shareholders less a 12% charge for capital, is calculated for the RAROC and ROIC measurements.

Expense to revenue percent excludes net other real estate owned expense, amortization of intangibles, and expenses associated with trust preferred securities.

All Other column includes results of the Asset Management Group, Community Development Banking, and Asset/Liability management activities.

All amounts are preliminary. For comparability purposes, both 1998 and 1997 amounts reflect BAC's internal allocation and classification methodologies in effect at March 31, 1998.

                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS

                                  TABLE 7
                           TRADING-RELATED INCOME

                                            First         Fourth          First
                                          Quarter        Quarter        Quarter
   (in millions)                             1998/a/        1997           1997
                                          -------        -------        -------
   Trading income:
 1   Interest rate products                  $ 45           $(28)          $ 12
 2   Foreign exchange contracts               158            139             92
 3   Debt instruments                          48            (48)            84
                                             ----          -----           ----
 4      Total trading income                 $251           $ 63           $188
                                             ====           ====           ====

   Other trading-related income/b/:
 5   Interest rate products                  $  6           $ 15           $ 10
 6   Foreign exchange contracts                 2              -              4
 7   Debt instruments                          88             73             50
                                             ----          -----           ----
 8      Total other trading-related
          income                             $ 96           $ 88           $ 64
                                             ====           ====           ====
--------------------------------------------------------------------------------

/a/ Detailed breakouts of total amounts are preliminary.
/b/ Primarily includes the net interest revenue associated with the respective products.

                     BANKAMERICA CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                    TABLE 8
                      IMPACT OF CREDIT CARD SECURITIZATIONS

                                                           First Quarter 1998/a/
                            -------------------------------------------------
                                     Before
                                  Impact of           Impact of
    (dollar amounts             Credit Card         Credit Card
    in millions)            Securitizations     Securitizations      Reported
                            ---------------     ---------------      --------
    Operating Results:
 1  Net interest income            $  2,194             $   (99)     $  2,095
 2  Credit card fees                    107                 (16)           91
 3  Other noninterest income          1,656                  66/b/      1,722
                                   --------             -------      --------
 4    Total revenue                   3,957                 (49)        3,908
 5  Noninterest expense               2,288                   -         2,288
                                   --------             -------      --------
 6    Income before provision
        for credit losses and
        income taxes                  1,669                 (49)        1,620
 7  Provision for credit
      losses                            308                 (63)/c/       245
                                   --------             -------      --------
 8    Income before income
        taxes                      $  1,361            $     14      $  1,375
                                   ========            ========      ========

 9  Net interest margin                3.95%              (0.11)%       3.84%

    Balance Sheet Data at
      Period End:
10  Credit card loans
      outstanding                  $ 10,551             $(4,871)    $  5,680
11  Total assets                    270,307              (4,871)     265,436

    Average Balance
      Sheet Data:
12  Credit card loans                10,261              (3,843)       6,418
13  Earning assets                  223,713              (3,843)     219,870
14  Total assets                    267,370              (3,843)     263,527

15  Net credit losses - credit
      card portfolio                    174                 (63)         111

    Selected Financial Ratios:
16  Annualized ratio of net
      credit losses on credit
      card loans to average credit
      card loans outstanding           6.89%               0.18%        7.07%
17  Delinquent credit card
      loan ratio/d/                    4.62                (0.20)       4.42
--------------------------------------------------------------------------------

/a/ Includes the effects of accumulated credit card securitizations of $4,871 million at March 31, 1998, which includes a $500 million purchased credit card portfolio.
/b/ Includes $14 million associated with the requirements of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities."
/c/ Represents  charge-offs on the  investor's  share.
/d/ 30 days or more past due.

                        BANKAMERICA CORPORATION AND SUBSIDIARIES
                                FINANCIAL HIGHLIGHTS

                                       TABLE 9
                                  LOAN OUTSTANDINGS

                                         March 31        Dec. 31       March 31
   (in millions)                             1998           1997           1997
                                         --------       --------      ---------
    DOMESTIC
    Consumer:
 1    Residential first mortgages        $ 29,675       $ 31,749      $  35,881
 2    Residential junior mortgages         14,956         14,847         14,857
 3    Other installment                    18,179         18,418         17,863
 4    Credit card/a/                        5,680          6,697          8,365
 5    Other individual lines of credit      1,833          1,937          1,939
 6    Other                                   353            461            391
                                          -------       --------       --------
 7      Total consumer                     70,676         74,109         79,296

    Commercial:
 8    Commercial and industrial            37,765         37,595         35,659
 9    Loans secured by real estate         12,968         12,897         12,445
10    Financial institutions                3,571          3,485          3,232
11    Lease financing                       2,861          2,892          2,790
12    Loans for purchasing or carrying
        securities                          2,794          2,668          2,447
13    Construction and development
        loans secured by real estate        2,350          2,206          2,261
14    Agricultural                          1,641          1,824          1,475
15    Other                                 1,904       --------       --------
16      Total commercial                   65,854         65,463         61,759
                                         --------       --------       --------
17        Total domestic loans            136,530        139,572        141,055

    FOREIGN
18  Commercial and industrial              18,939         18,484         17,540
19  Banks and other financial
      institutions                          3,815          3,904          3,526
20  Governments and official
      institutions                            723            840          1,008
21  Other                                   5,513          5,304          5,314
                                         --------       --------       --------
22    Total foreign loans                  28,990         28,532         27,388
                                         --------       --------       --------
23      Total loans                      $165,520       $168,104       $168,443
                                         ========       ========       ========
--------------------------------------------------------------------------------

/a/ Excludes outstanding securitized credit card receivables of $4,871 million, $3,621 million, and $1,471 million at March 31, 1998, December 31, 1997, and March 31, 1997.

                     BANKAMERICA CORPORATION AND SUBSIDIARIES
                               FINANCIAL HIGHLIGHTS

                                    TABLE 10
                           SELECTED CREDIT QUALITY DATA

                                              March 31     Dec. 31     March 31
   (dollar amounts in millions)                   1998        1997         1997
                                              --------    --------    ---------
    Nonaccrual assets:
 1     Commercial and industrial                $  258        $214       $  276
 2     Commercial loans secured by real
         estate                                     90         104          147
 3     Construction and development
         loans secured by real estate               29          30          104
 4     Consumer                                    374         393          409
 5     Foreign                                     285         158           94
                                                ------        ----       ------

 6         Total nonaccrual assets              $1,036        $899       $1,030
                                                ======        ====       ======

 7  Restructured loans                          $  258        $274       $  295
 8  Loans past due 90 days or more
      and still accruing interest/a/               171         203          218
 9  Other real estate owned                        163         205          281
10  Allowance for credit losses to
      total loans                                 2.13%       2.08%        2.10%
11  Allowance for credit losses to
      total nonaccrual assets                   339.67      389.31       343.43
    Annualized ratio of net credit
      losses to average total loan
      outstandings:
12    Quarter ended                               0.58        0.51         0.50
13    Year-to-date                                0.58        0.54         0.50

--------------------------------------------------------------------------------

/a/ Includes consumer loans of $153 million, $189 million, and $189 million at March 31, 1998, December 31, 1997, and March 31, 1997, respectively.

================================================================================

                                   TABLE 11
                     ANALYSIS OF CHANGE IN NONACCRUAL ASSETS

                                                              First
                                                            Quarter
   (in millions)                                               1998
                                                            -------

 1  Balance, beginning of period                             $  899

    Additions:
 2  Loans placed on nonaccrual status                           290

    Deductions:
 3  Sales                                                       (50)
 4  Restored to accrual status                                   (6)
 5  Foreclosures                                                  -
 6  Charge-offs                                                 (38)
 7  Other, primarily payments                                   (59)
                                                             ------
 8    Balance, end of period                                 $1,036
                                                             ======


                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                            FINANCIAL HIGHLIGHTS

                                 TABLE 12
                        NET CREDIT LOSSES (RECOVERIES)

                                            First       Fourth          First
                                          Quarter      Quarter        Quarter
   (in millions)                             1998         1997           1997
                                          -------      -------        -------

   Domestic consumer:
 1   Residential first mortgages             $  4         $  2           $  7
 2   Residential junior mortgages               6            9              9
 3   Credit card                              111          112            115
 4   Other installment                         62           68             59
 5   Other individual lines of credit          21           22             19
 6   Other                                      5            5              4
   Domestic commercial:
 7   Commercial and industrial                  8           12              -
 8   Loans secured by real estate              15           (2)            (1)
 9   Construction and development
       loans secured by real estate           (16)          15             (2)

10   Financial institutions, lease
       financing, loans for
       purchasing or carrying
       securities, and agricultural             -          (75)            (2)
                                             ----         ----           ----
11       Total domestic                       216          168            208
12 Foreign                                     23           46             (4)
                                             ----         ----           ----
13        Total net credit losses            $239         $214           $204
                                             ====         ====           ====

================================================================================

                                      TABLE 13
                     DOMESTIC CONSUMER LOAN DELINQUENCY INFORMATION/a/

                                           March 31      Dec. 31     March 31
   (dollar amounts in millions)                1998         1997         1997
                                           --------     --------     --------
    Delinquent consumer loans:
 1    Residential first mortgages            $  810       $  844       $  948
 2    Residential junior mortgages              119          138          151
 3    Credit card                               251          305          343
 4    Other                                     304          418          345
                                            -------       ------       ------
 5      Total delinquent consumer loans      $1,484       $1,705       $1,787
                                             ======       ======       ======

    Delinquent consumer loan ratios/b/:
 6    Residential first mortgages              2.73%        2.66%        2.64%
 7    Residential junior mortgages             0.79          0.93        1.02
 8    Credit card                              4.42          4.56        4.09
 9    Other                                    1.49          2.01        1.71
10      Total delinquent consumer
          loan ratio                          2.10%         2.30%        2.25%
                                              ====          ====         ====
--------------------------------------------------------------------------------

/a/ 30 days or more past due.
/b/ Ratios represent delinquent balances expressed as a percentage of total loans for that loan category.

                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                    TABLE 14
           ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES BY LOAN TYPE /a/

                                           March 31                 December 31
                                               1998                        1997
                            -----------------------      -----------------------
                                            Percent                     Percent
     (dollar amounts                        of Loan                     of Loan
     in millions)           Allowance      Category      Allowance     Category
                            ---------      --------      ---------     --------
    Domestic consumer:
 1    Residential first
         mortgages             $   78          0.26%        $   86         0.27%
 2    Residential junior
         mortgages                 98          0.66            112         0.75
 3    Credit card                 373          6.56            411         6.13
 4    Other consumer              801          3.93            822         3.95

    Domestic commercial:
 5    Commercial and
        industrial/b/             538          1.27            513         1.22
 6    Loans secured by
         real estate              184          1.42            189         1.46
 7    Financial institutions       11          0.31             11         0.32
 8    Lease financing              33          1.16             32         1.l1
 9    Construction and
         development loans
         secured by real estate    50          2.12             48         2.16
10    Agricultural                 22          1.36             21         1.15
11  Foreign                     1,109          3.83          1,005         3.52
12  Unallocated                   220             -            250            -
                               ------          ----         ------         ----
13     Total                   $3,517          2.13%        $3,500         2.08%
                               ======                       ======
--------------------------------------------------------------------------------

/a/ Includes the allowance for credit losses on impaired loans of $171 million and $81 million at March 31, 1998 and December 31, 1997, respectively. While management has allocated the allowance to various portfolio segments, it is general in nature and is available for the loan portfolio in its entirety.
/b/ Includes the allowance for credit losses for commercial and industrial loans, loans for purchasing or carrying securities, and other commercial loans.


                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                    TABLE 15
                           REGIONAL FOREIGN EXPOSURES

(in millions)                                     March 31, 1998(a)
                        -----------------------------------------
                                       Total    Gross            |
                                      Cross-    Local            |   Total
                           Total     border-  Country            |Exposure
Region/Country          Exposure/b/    Loans   Claims/c/ Other/d/|12/31/97
                        --------     ------- --------    -----   |--------
ASIA                                                             |
 1  China                $   481      $  201   $  112   $  168   | $   690
 2  Hong Kong              5,245         102    4,771      372   |   5,350
 3  India                  2,354         340    1,767      247   |   2,167
 4  Indonesia              1,026         295      315      416   |   1,238
 5  Japan                  3,658         191    1,556    1,911   |   4,832
 6  Korea (South)          2,955         527      476    1,952   |   3,448
 7  Malaysia               1,130           9      962      159   |   1,167
 8  Pakistan                 541           7      528        6   |     453
 9  Philippines              632         168      161      303   |     676
10  Singapore              1,874         104    1,576      194   |   2,076
11  Taiwan                 1,754         362    1,265      127   |   1,827
12  Thailand               1,196         113      778      305   |   1,986
13  Other                     75           -       72        3   |      73
                          ------       -----    -----   -------- |  ------
14    Total               22,921       2,419   14,339    6,163   |  25,983
                                                                 |
CENTRAL AND EASTERN EUROPE                                       |
15  Russia Federation        404          38        -      366   |     439
16  Other                    551         135       87      329   |     438
                          ------       -----    -----    ------- |  ------
17    Total                  955         173       87      695   |     877
                                                                 |
LATIN AMERICA                                                    |
18  Argentina              1,241         281      220      740   |   1,439
19  Brazil                 2,920       1,036    1,346      538   |   2,391
20  Chile                  1,563       1,194      335       34   |   1,600
21  Colombia                 615         390      106      119   |     685
22  Mexico                 6,648       1,809/e/ 3,247    1,592   |   4,744
23  Venezuela                517         137       54      326   |     563
24  Other                    127           5        -      122   |     177
                          ------       -----     -----   ------- |  ------
25    Total               13,631       4,852     5,308   3,471   |  11,599
                                                                 |
26      Total            $37,507      $7,444/f/$19,734 $10,329   | $38,459
                         =======      ======   ======= =======   | =======
--------------------------------------------------------------------------

/a/ Amounts are preliminary.
/b/ Includes  the  following   foreign  assets:   loans,   accrued
    interest, acceptances, interest-bearing deposits in banks, trading account securities, available-for-sale and held-to-maturity securities, other interest-bearing investments, and other monetary assets. Amounts also include unrealized gains on off-balance-sheet instruments, unused commitments, and available-for-sale and held-to maturity securities that are collateralized by U.S. Treasury securities.
/c/ Represents claims  of BAC's  foreign  offices  on local  country residents, including derivative products and unused commitments, regardless of the currency.
/d/ Includes:  accrued  interest  receivable,  acceptances, interest-
    bearing  deposits in  banks,  trading  account  securities,   other
    interest-earning investments, other short-term monetary assets, unrealized gains on off-balance-sheet instruments, unused commitments, and available-for-sale and held-to-maturity securities, including securities that are collateralized by U.S. Treasury securities as follows: Mexico - $1,068 million, Venezuela - $252 million,
    Philippines - $22 million, and Latin America Other - $87 million. Held-to-maturity securities amounted to $1,223 million with a fair value of $1,201 million.
/e/ Includes a $30 million  loan that is  collateralized  by zero-coupon
    U.S. Treasury securities.
/f/ Amounts also include nonaccrual loans of $243 million.

                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                             First         Fourth          First
                                           Quarter        Quarter        Quarter
     (in millions)                            1998           1997           1997
                                           -------        -------        -------
    INTEREST INCOME
 1  Loans, including fees                   $3,388         $3,445         $3,438
 2  Interest-bearing deposits in banks         108            104             99
 3  Federal funds sold                           8             10              8
 4  Securities purchased under
      resale agreements                        233            233            155
 5  Trading account assets                     383            340            269
 6  Available-for-sale and held-to-
      maturity securities                      283            290            286
                                            ------         ------         ------
 7      TOTAL INTEREST INCOME                4,403          4,422          4,255

    INTEREST EXPENSE
 8  Deposits                                 1,489          1,501          1,366
 9  Federal funds purchased                     27             21             13
10  Securities sold under repurchase
      agreements                               251            256            149
11  Other short-term borrowings                293            269            275
12  Long-term debt                             248            253            263
                                            ------         ------         ------
13      TOTAL INTEREST EXPENSE               2,308          2,300          2,066
                                            ------         ------         ------
14      NET INTEREST INCOME                  2,095          2,122          2,189
15  Provision for credit losses                245            220            220
                                            ------         ------         ------
16      NET INTEREST INCOME AFTER
          PROVISION FOR CREDIT LOSSES        1,850          1,902          1,969

    NONINTEREST INCOME
17  Deposit account fees                       338            362            360
18  Credit and other card fees                  91            102             87
19  Trust fees                                  75             75             57
20  Other fees and commissions                 562            565            375
21  Trading income                             251             63            188
22  Equity investment activities               190            225            106
23  Net gain on sales of loans                 115             93             59
24  Net gain on available-for-sale
      debt securities                           61             12             13
25  Net gain on sales of
      subsidiaries and operations               20             34             13
26  Other income                               110             85            112
                                            ------         ------         ------
27      TOTAL NONINTEREST INCOME             1,813          1,616          1,370

    NONINTEREST EXPENSE
28  Salaries                                 1,050            968            839
29  Employee benefits                          179            153            189
30  Occupancy                                  191            192            186
31  Equipment                                  171            188            182
32  Professional services                      112            134             75
33  Communications                              97             95             93
34  Amortization of intangibles                 91             90             91
35  Other expense                              397            389            378
                                            ------         ------         ------
36      TOTAL NONINTEREST EXPENSE            2,288          2,209          2,033
                                            ------         ------         ------
37        INCOME BEFORE INCOME TAXES         1,375          1,309          1,306
38  Provision for income taxes                 540            497            526
                                            ------         ------         ------

39           NET INCOME                     $  835         $  812         $  780
                                            ======         ======         ======


                    BANKAMERICA CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                          March 31        Dec. 31      March 31
    (in millions)                             1998           1997          1997
                                          --------        -------      --------
    ASSETS
 1  Cash and due from banks               $ 14,699       $ 14,280      $ 13,561
 2  Interest-bearing deposits in banks       5,737          5,862         6,390
 3  Federal funds sold                       1,748            105           153
 4  Securities purchased under resale
      agreements                            11,179          9,774         7,730
 5  Trading account assets                  21,328         15,551        12,931
 6  Available-for-sale securities           12,328         12,786        11,532
 7  Held-to-maturity securities              3,645          3,667         3,972

 8  Loans                                  165,520        168,104       168,443
 9  Less: Allowance for credit losses        3,517          3,500         3,538
                                           -------        -------       -------
10    Net loans                            162,003        164,604       164,905
11  Customers' acceptance liability          3,374          3,561         3,229
12  Accrued interest receivable              1,625          1,570         1,441
13  Goodwill, net                            3,790          3,822         3,888
14  Identifiable intangibles, net            1,420          1,374         1,554
15  Unrealized gains on off-balance-
      sheet instruments                      9,347         10,929         7,813
16  Premises and equipment, net              3,831          3,880         3,985
17  Other assets                             9,382          8,394         6,820
                                          --------       --------      --------
18      TOTAL ASSETS                      $265,436       $260,159      $249,904
                                          ========       ========      ========
    LIABILITIES & STOCKHOLDERS' EQUITY
    Deposits in domestic offices:
19    Interest-bearing                    $ 95,387       $ 94,495      $ 84,071
20    Noninterest-bearing                   33,628         33,704        39,561
    Deposits in foreign offices:
21    Interest-bearing                      43,249         42,326        43,854
22    Noninterest-bearing                    1,626          1,512         1,513
                                          --------       --------      --------
23      Total deposits                     173,890        172,037       168,999
24  Federal funds purchased                    810          3,751           730
25  Securities sold under repurchase
      agreements                            13,500         11,159         7,124
26  Other short-term borrowings             18,333         15,702        18,883
27  Acceptances outstanding                  3,374          3,563         3,229
28  Accrued interest payable                 1,004            978           921
29  Unrealized losses on off-balance-
      sheet instruments                      8,792         10,502         7,473
30  Other liabilities                        9,626          6,835         5,850
31  Long-term debt                          14,011         13,922        14,725
                                           -------        -------       -------
32      TOTAL LIABILITIES                  243,340        238,449       227,934

33  Corporation  obligated  mandatorily
      redeemable  preferred securities of
      subsidiary trusts holding solely
      junior subordinated deferrable
      interest debentures of the
      corporation (trust preferred
      securities)                            2,212          1,873         1,873

    STOCKHOLDERS' EQUITY
34  Preferred stock                            614            614         1,596
35  Common stock                             1,210/a/       1,210/a/        605
36  Additional paid-in capital               7,994/a/       7,974/a/      8,473
37  Retained earnings                       14,292         13,726        12,029
38  Net unrealized gain on
      available-for-sale securities             66            137           (90)
39  Common stock in treasury, at cost       (4,292)        (3,824)       (2,516)
                                          --------       --------      --------
40      TOTAL STOCKHOLDERS' EQUITY          19,884         19,837        20,097
                                          --------       --------      --------
41        TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY          $265,436       $260,159      $249,904
                                          ========       ========      ========
--------------------------------------------------------------------------------

/a/ Reflects a two-for-one stock split effective June 2, 1997.